EXHIBIT 1.1

                            CORNELL CORRECTIONS, INC.


                                2,750,000 Shares
                                  Common Stock
                                ($.001 Par Value)



                                    FORM OF
                             UNDERWRITING AGREEMENT




                             [              ], 1997

                             UNDERWRITING AGREEMENT

                                                        [            ], 1997

SBC WARBURG DILLON READ INC.
EQUITABLE SECURITIES CORPORATION
WASSERSTEIN PERELLA SECURITIES, INC.
   as Managing Underwriters
c/o SBC Warburg Dillon Inc.
535 Madison Avenue
New York, New York  10022

Ladies and Gentlemen:

            Cornell Corrections, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell, and the persons named in Schedule B annexed hereto (the "FIRM SELLING STOCKHOLDERS") propose to sell, to the underwriters named in Schedule A annexed hereto (the "UNDERWRITERS") an aggregate of 2,750,000 shares (the "FIRM SHARES") of Common Stock, par value $.001 per share (the "COMMON STOCK"), of the Company, of which 2,250,000 shares are to be issued and sold by the Company and an aggregate of 500,000 shares are to be sold by the Firm Selling Stockholders in the respective amounts set forth under the caption "Number of Firm Shares" in Schedule B annexed hereto.

            In addition, solely for the purpose of covering over-allotments, the persons named in Schedule C annexed hereto (the "ADDITIONAL SELLING STOCKHOLDERS," and, together with the Firm Selling Stockholders, the "SELLING STOCKHOLDERS") propose to grant to the Underwriters the option to purchase from the Additional Selling Stockholders up to an additional 412,500 shares of Common Stock (the "ADDITIONAL SHARES") in the respective amounts set forth under the caption "Maximum Number of Additional Shares" in Schedule C annexed hereto. The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "SHARES." The Shares are described in the Prospectus which is referred to below.

            The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "ACT"), with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-1 (333- ), including a prospectus, relating to the Shares. The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses (each, a "PRELIMINARY PROSPECTUS") relating to the Shares. Except where the context otherwise requires, the registration statement, as amended when it becomes effective, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is herein called the "REGISTRATION STATEMENT," and the prospectus, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the "PROSPECTUS." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Act, then any reference herein to Registration Statement shall be deemed to include such Rule 462(b) registration statement.

            The Company, the Selling Stockholders and the Underwriters agree as follows:

            1. SALE AND PURCHASE. Upon the basis of the warranties and representations and the other terms and conditions herein set forth, the Company and each of the Firm Selling Stockholders, severally and not jointly, agree to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company and each Firm Selling Stockholder the respective number of Firm Shares (subject to such adjustment as you may determine to avoid fractional shares) which bears the same proportion to the number of Firm Shares to be sold by the Company or by such Firm Selling Stockholder, as the case may be, as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A annexed hereto bears to the total number of Firm Shares to be sold by the Company and the Firm Selling Stockholders, in each case at a purchase price of $ per Share. You shall release the Firm Shares for public sale promptly after this Agreement becomes effective. You may from time to time increase or decrease the public offering price after the initial offering to such extent as you may determine.

            In addition, the Additional Selling Stockholders hereby grant to the several Underwriters the option to purchase, and upon the basis of the warranties and representations and the other terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Additional Selling Stockholders, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company and the Firm Selling Stockholders for the Firm Shares. This option may be exercised at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice from SBC Warburg Dillon Read Inc. ("SBC WARBURG DILLON READ") to the Company and the Additional Selling Stockholders. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time, the "ADDITIONAL TIME OF PURCHASE"); PROVIDED, HOWEVER, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the eighth business day after the date on which the option shall have been exercised. As used herein, "BUSINESS DAY" shall mean a day on which the American Stock Exchange, Inc. (the "AMERICAN STOCK EXCHANGE") is open for trading. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A annexed hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to avoid fractional shares). The number of Additional Shares to be sold by each Additional Selling Stockholder shall be the number which bears the same proportion to the aggregate number of Additional Shares being sold by all Additional Selling Stockholders as the maximum number of Additional Shares set forth opposite the name of such Selling Stockholder in Schedule B annexed hereto bears to [412,500] (subject, in each case, to such adjustment as you may determine to avoid fractional shares).

            Pursuant to a power of attorney, which shall be satisfactory to the Underwriters, granted by each of the Selling Stockholders ("POWER-OF-ATTORNEY"), David M. Cornell and Steven W. Logan will act as representatives of such Selling Stockholders. The foregoing representatives (the "REPRESENTATIVES OF THE SELLING STOCKHOLDERS") are authorized, on behalf of such Selling Stockholders, to execute any documents necessary or desirable in connection with the sale of the Shares to be sold hereunder by such Selling Stockholders, to make delivery of the certificates for such Shares, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to pay therefrom the expenses to be borne by such Selling Stockholders in connection with the sale and public offering of the Shares, to distribute the balance of such proceeds to such Selling Stockholders in proportion to the number of Shares sold by such Selling Stockholders, to receive notices on behalf of such Selling Stockholders and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement.

            2. PAYMENT AND DELIVERY. Payment of the purchase price for the Firm Shares shall be made to the Company and each of the Firm Selling Stockholders by Federal (same day) funds, at the office of SBCWDR in New York City, against delivery of the certificates for the Firm Shares to you for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on , 1997 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of
Section 10 hereof). The time at which such payment and delivery are actually made is hereinafter sometimes called the "TIME OF PURCHASE." Certificates for the Firm Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify on the second business day preceding the time of purchase. For the purpose of expediting the checking of the certificates for the Firm Shares by you, the Company and the Firm Selling Stockholders agree to make such certificates available to you for such purpose at least one full business day preceding the time of purchase.

            Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Certificates for the Additional Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify on the second business day preceding the additional time of purchase. For the purpose of expediting the checking of the certificates for the Additional Shares by you, the Additional Selling Stockholders agree to make such certificates available to you for such purpose at least one full business day preceding the additional time of purchase.

            The Selling Stockholders will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Shares to be purchased by them from the Selling Stockholders.

            3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each of the Underwriters that:

            (a) (i) each Preliminary Prospectus when filed as a part of the Registration Statement, or filed pursuant to Rule 424 under the Act, and the Registration Statement and the Prospectus at the time the Registration Statement became or becomes effective, including at the time of effectiveness of any post-effective amendment, complied when so filed and will fully comply in all material respects with the provisions of the Act,
      (ii) the Registration Statement at all such times did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the Prospectus at all such times did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use in the Registration Statement or the Prospectus;

            (b) as of the date of this Agreement, the Company has an authorized capitalization as set forth under the heading entitled "Pro Forma" in the section of the Registration Statement and the Prospectus entitled "Capitalization" and, as of the time of purchase, the Company shall have an authorized capitalization as set forth under the heading "Pro Forma As Adjusted" in the section of the Registration Statement and Prospectus entitled "Capitalization." Except as described in the Registration Statement and the Prospectus, there are no outstanding options, warrants or other rights to acquire any capital stock of the Company and the Company has no shares of capital stock reserved for issuance; all of the issued and outstanding shares of capital stock including Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the issued shares of capital stock of the Company have been issued or are owned or held in violation of any preemptive rights of stockholders; the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue and sell the Shares to be sold by the Company as herein contemplated;

            (c) all of the issued and outstanding shares of capital stock of each of the subsidiaries of the Company listed on Exhibit 21.1 to the Registration Statement (the "SUBSIDIARIES") (A) are owned directly by the Company or by a wholly-owned Subsidiary of the Company, (B) have been duly authorized and validly issued and are fully paid and non-assessable, and
      (C) except as described in the Registration Statement and the Prospectus, are owned free and clear of any pledge, lien, encumbrance, security interest or other claim; there are no outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other agreements of any kind with respect to the capital stock of any of the Subsidiaries; other than the Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association; each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, with full corporate power and authority to own its respective properties and to conduct its respective business;

            (d) the Company and each of the Subsidiaries are duly qualified or licensed by and are in good standing in each jurisdiction in which they conduct their respective businesses and in which the failure to be so licensed or qualified, singly or in the aggregate with all other such failures, could have a material adverse effect on the operations, business, condition (financial or otherwise), or prospects of the Company and the Subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"); and the Company and each of the Subsidiaries are in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions;

            (e) the Board of Directors of the Company has duly adopted resolutions authorizing the issuance and sale of the Shares to be sold by the Company; the Shares to be sold by the Company, when issued and delivered to and paid for by the Underwriters as contemplated hereby, will be duly authorized and validly issued and fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest, preemptive right or other claim;

            (f) neither the Company nor any of the Subsidiaries is in breach of, or in default under (nor has any event occurred that with notice, lapse of time, or both would constitute a breach of, or default under), (i) its respective charter or by-laws, (ii) the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, lease, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or (iii) any Federal, state or local foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries or any regulation, guideline or other policy of any Federal, state or local governmental or regulatory commission, board, body, authority or agency applicable to the business of the Company or any of the Subsidiaries, except, in the case of breaches or defaults described in clauses (ii) and (iii) above, where such breaches or defaults, singly or in the aggregate with all other such breaches or defaults, would not have a Material Adverse Effect; the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event that with notice, lapse of time, or both would constitute a breach of, or default under) (i) any provision of the charter or by-laws of the Company or any of the Subsidiaries, (ii) any provision of any license, indenture, lease, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or (iii) any Federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries or any regulation, guideline or other policy of any Federal, state or local governmental or regulatory commission, board, body, authority or agency applicable to the business of the Company or any of the Subsidiaries;

            (g) this Agreement has been duly authorized, executed and delivered by the Company;

            (h) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof set forth under the caption "Description of Capital Stock" contained in the Registration Statement and the Prospectus and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

            (i) no approval, authorization, consent or order of or filing with any Federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares to be sold by the Company as contemplated hereby other than registration of such Shares under the Act;

            (j) no person has the right, contractual or otherwise, to cause the Company to register pursuant to the Act any shares of capital stock or other securities of the Company upon the issue and sale of the Shares to the Underwriters hereunder (except pursuant to registration rights which have been waived and except with respect to Shares registered under the Registration Statement), nor does any person have preemptive rights, rights of first refusal or other rights to purchase any of the Shares which have not been waived;

            (k) Arthur Andersen LLP, whose reports on the consolidated financial statements of the Company and its Subsidiaries are filed with the Commission as part of the Registration Statement and the Prospectus, are independent certified public accountants as required by the Act and the applicable published rules and regulations thereunder;

            (l) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any Federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business, except where the failure to have, make or obtain such licenses, authorizations, consents, approvals or filings, singly or in the aggregate with all other such failures, would not have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval, which violation or default, singly or in the aggregate with all other such violations and defaults, could have a Material Adverse Effect;

            (m) all legal or governmental proceedings, contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed as required;

            (n) there is no action, suit or proceeding pending or, to the Company's knowledge, threatened against the Company or any of the Subsidiaries or any of their respective properties, at law or in equity, or before or by any Federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency that, singly or in the aggregate with all other such actions, suits and proceedings, could have a Material Adverse Effect or which seeks to enjoin or restrain the execution, delivery and performance of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated hereby;

            (o) the audited and unaudited financial statements included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations and changes in financial position of the Company and the Subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods presented; the pro forma financial information included in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of Rule 11-02 of Regulation S-X and the assumptions used in the preparation thereof are, in the opinion of the Company, reasonable;

            (p) subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (A) any material and unfavorable change or any development involving a prospective material and unfavorable change in or affecting the business, properties, results of operations or condition (financial or otherwise), present or prospective, of the Company and the Subsidiaries, taken as a whole, (B) any transaction, which is material to the Company and its Subsidiaries, taken as a whole, contemplated or entered into by the Company or any of its Subsidiaries or (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of the Subsidiaries which is material to the Company and the Subsidiaries, taken as a whole;

            (q) the Company has obtained the written agreement (each, a "LOCK-UP AGREEMENT") in the form previously provided by the Underwriters of each of its directors and officers and certain of its stockholders previously specified by the Managing Underwriters not to sell, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to purchase Common Stock for a period of 90 days after the date of the Prospectus, without the prior written consent of SBCWDR;

            (r) except as disclosed in the Registration Statement and the Prospectus, each material contract, agreement or arrangement to which the Company or any Subsidiary is a party or by which it is bound is in full force and effect; neither the Company nor any Subsidiary has received notice from any of the other parties to any such contract, agreement or arrangement that such other party intends not to perform or terminate such contract, agreement or arrangement, and neither the Company nor any Subsidiary has any reason to believe that any of the other parties to any such contract, agreement or arrangement will be unable to perform or intend to terminate such contract, agreement or arrangement; neither the Company nor any subsidiary has been informed by any contracting entity, whether governmental, quasi-governmental or non-governmental, that the Company or such Subsidiary will not be permitted to rebid for a material contract;

            (s) except as described in the Registration Statement and the Prospectus, the Company and the Subsidiaries have good title to all properties and assets owned by them and have good leasehold interests in each property and asset leased by them, in each case free and clear of all pledges, liens, encumbrances, security interests, charges, mortgages and defects, except such as do not materially affect the value of such property and such as do not interfere with the use made and proposed to be made of such properties by the Company and the Subsidiaries;

            (t) the business, operations and facilities of the Company and each of the Subsidiaries have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment, or reclamation (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) or otherwise relating to remediating real property of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except any violation thereof which would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice from a governmental instrumentality or any third party alleging any violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resource);

            (u) except as described in the Registration Statement and the Prospectus, to the Company's knowledge, no labor union or any representative thereof has made any attempt to organize or represent employees of the Company or the Subsidiaries; neither the Company nor any of the Subsidiaries has been subject to a strike or other work stoppage since the respective dates of their organization and, to the Company's knowledge, no strikes or work stoppages are contemplated against the Company or the Subsidiaries;

            (v) the Company and each of the Subsidiaries have filed all federal or state income and franchise tax returns required to be filed and have paid all taxes shown thereon as due and there is no material tax deficiency which has been or is reasonably likely to be asserted against the Company or any of the Subsidiaries; all material tax liabilities of the Company and the Subsidiaries are adequately provided for on the books of the Company and the Subsidiaries; and

            (w) the Company, either directly or through one or more Subsidiaries, has in effect, with financially sound insurers, insurance with respect to its business and properties and the business and properties of the Subsidiaries against liability, loss or damage of the kind customarily insured against by corporations engaged in the same or similar businesses and similarly situated, of such type and in such amounts as are customarily carried under similar circumstances by such other corporations.

            (x) neither the Company nor any of its officers, directors or affiliates (within the meaning of the Act) has taken, directly or indirectly, any actions in violation of Regulation M ("Regulation M") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            4. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each Selling Stockholder, severally and not jointly, represents and warrants to each Underwriter that:

            (a) such Selling Stockholder now is, and at the time of delivery of its Shares (whether at the time of purchase or the additional time of purchase, as the case may be) will be, the lawful owner of the number of Shares to be sold by such Selling Stockholder pursuant to this Agreement and has and, at the time of delivery thereof (whether at the time of purchase or the additional time of purchase, as the case may be), will have valid and marketable title to such Shares, and upon delivery of and payment for such Shares, the Underwriters will acquire valid and marketable title to such Shares free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title;

            (b) such Selling Stockholder has and at the time of delivery of the Shares to be sold by such Selling Stockholders (whether at the time of purchase or the additional time of purchase, as the case may be) will have full legal right, power and capacity, and any approval required by law (other than those imposed by the Act and the securities or blue sky laws), to sell, assign, transfer and deliver such Shares in the manner provided in this Agreement;

            (c) this Agreement, the Custody Agreement, dated as of the date hereof, among the Company, as custodian, and the Selling Stockholders (the "CUSTODY AGREEMENT"), and the Lock-Up Agreement executed by such Selling Stockholder have been duly executed and delivered by such Selling Stockholder;

            (d) when the Registration Statement becomes effective and at all times subsequent thereto through the latest of the time of purchase, additional time of purchase and the termination of the offering of the Shares, the Registration Statement and any amendments thereto, solely as it relates to such Selling Stockholder, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, and any supplements thereto, solely as it relates to such Selling Stockholder, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (e) the Power-of-Attorney has been duly executed and delivered by such Selling Stockholder and is a legal, valid and binding agreement of such Selling Stockholder enforceable in accordance with its terms; such Selling Stockholder has duly and irrevocably authorized the Representatives of the Selling Stockholder, on behalf of such Selling Stockholder, to execute and deliver this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to deliver the Shares to be sold by such Selling Stockholder and receive payment therefor pursuant hereto; and

            (f) the sale of such Selling Stockholder's Shares pursuant to this Agreement is not prompted by any information concerning the Company which is not set forth in the Prospectus.

            (g) neither such Selling Stockholder nor any of its affiliates has taken, directly or indirectly, any action in violation of Regulation M.

            5. CERTAIN COVENANTS OF THE COMPANY. The Company hereby agrees:

            (a) to make available to you in New York City, as soon as practicable after the Registration Statement becomes effective (but in any event not later than 1:00 P.M. on the business day immediately following the date hereof), and thereafter, from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act;

            (b) to advise you promptly and (if requested by you) to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rule);

            (c) to advise you promptly (and to confirm such advice in writing) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto or the issuance by the Commission of a stop order suspending the effectiveness of the Registration Statement or the threatening or initiation of any proceedings for that purpose; to make every reasonable effort to prevent the issuance of any stop order or if any stop order should have been entered by the Commission, to obtain the lifting or removal thereof as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and to file no such amendment or supplement to which you shall object in writing;

            (d) to furnish to you and, upon request, to each of the other Underwriters, for a period of five years from the date of this Agreement
      (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and (iii) such other information as you may reasonably request regarding the Company or the Subsidiaries;

            (e) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a prospectus relating to the Shares is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus then being used so that the Prospectus would not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

            (f) to make generally available to its security holders, and to deliver to you, an earning statement of the Company (which will satisfy the provisions of Section 11(a) of the Act, including, without limitation, Rule 158) covering a period of twelve months beginning after the effective date of the Registration Statement but not later than the last day of the fifteenth full calendar month following the calendar quarter in which such effective date falls, as soon as is reasonably practicable after the termination of such twelve-month period;

            (g) to furnish to you four signed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient conformed copies of the foregoing (other than exhibits unless specifically requested) for distribution of a copy to each of the other Underwriters;

            (h) to furnish to you as early as practicable prior to the time of purchase and the additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 8(c) of this Agreement;

            (i) to apply the net proceeds from the sale of the Shares by the Company in the manner set forth under the caption "Use of Proceeds" in the Registration Statement and Prospectus;

            (j) to furnish to you, contemporaneously with the filing with the Commission subsequent to the effective date of the Registration Statement and during the period referred to in paragraph (f) above, a copy of any document proposed to be filed pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "EXCHANGE ACT");

            (k) to cause the Shares to be listed on the American Stock Exchange; and

            (l) not to take, directly or indirectly, any action in violation of Regulation M.

            6. CERTAIN COVENANTS OF THE COMPANY AND THE SELLING STOCKHOLDERS.

            (a) The Company agrees with each Underwriter that, the Company will pay all expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters except as set forth under Section 7 hereof or (iii) or (iv) below) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the issuance, sale and delivery of the Shares by the Company and the Selling Stockholders, (iii) the word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Statements of Information, the Custody Agreement and the Power-of-Attorney and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and dealers (including costs of mailing and shipment),
      (iv) the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on the American Stock Exchange, (vi) the filing for review of the public offering of the Shares by the NASD and (vii) the performance of the Company's and the Selling Stockholders' other obligations hereunder.

            (b) The Company and each of the Selling Stockholders agree with each Underwriter that, for a period of 90 days after the date of the Prospectus, the Company will not issue, and the Company and the Selling Stockholders will not sell, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to purchase Common Stock or permit the registration under the Act of any shares of Common Stock without the prior written consent of SBCWDR, except that (i) the Company may register the Shares, and the Company and the Selling Stockholders may sell the Shares to the Underwriters, pursuant to this Agreement, and (ii) the Company may issue shares of Common Stock upon the exercise of outstanding warrants or the exercise of outstanding options, provided that the Company shall have obtained a Lock-Up Agreement from each such person to whom such shares of Common Stock are issued. [Additional exceptions, if any, to be discussed].

            (c) Each of the Selling Stockholders agree with each Underwriter that such Selling Stockholder shall advise the Company and the Underwriters promptly of any additional or changed information relating to such Selling Stockholder known by such Selling Stockholder which, within the time during which a prospectus relating to the Shares is required to be delivered under the Act, would require the making of any change in the Prospectus then being used so that, with respect to the information concerning such Selling Stockholder, the Prospectus would not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            7. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the first two paragraphs of Section 10 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

            8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders on the date hereof and at the time of purchase (and the several obligations of the Underwriters at the additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders on the date hereof and at the time of purchase (unless previously waived) and at the additional time of purchase, as the case may be), the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following conditions:

            (a) The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form satisfactory to Cahill Gordon & Reindel, counsel for the Underwriters, stating that:

                  (i)the Company has been duly incorporated and is validly
            existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares being sold by it as herein contemplated;


                  (ii) each of the Subsidiaries of the Company listed on
            Schedule D annexed hereto (each, a "Designated Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with corporate power and authority to own its respective properties and to conduct its respective business as described in the Registration Statement and Prospectus;

                  (iii) the Company and the Designated Subsidiaries are duly qualified to do business, and are in good standing as a corporation, in each state listed opposite the name of such corporation on Schedule D annexed hereto;

                  (iv) all of the issued and outstanding shares of capital stock of each of the Subsidiaries (A) are owned directly by the Company or by a wholly-owned Subsidiary of the Company, (B) have been duly authorized and validly issued and are fully paid and non-assessable, and (C) to such counsel's knowledge, except as described in the Registration Statement and the Prospectus, are owned free and clear of any claim, security interest, preemptive rights, restriction on transfer or other defect in title; and, to such counsel's knowledge, except as described in the Registration Statement and the Prospectus, there are no outstanding rights, subscriptions, warrants, calls, options or other agreements of any kind with respect to the capital stock of the Company or any of the Subsidiaries;

                  (v) this Agreement has been duly authorized, executed and
            delivered by the Company;

                  (vi) the Shares have been duly and validly authorized, and the
            Shares to be issued by the Company, when issued and delivered to and paid for by the Underwriters in accordance with this Agreement, will be duly and validly issued and will be fully paid and non-assessable;

                  (vii) as of the date of the opinion, the Company has an
            authorized capitalization as set forth under the caption "Capitalization" in the Registration Statement and the Prospectus;

                  (viii) the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, and are fully paid, non-assessable and free of statutory and, to such counsel's knowledge, contractual preemptive rights; the Shares to be sold by the Company when issued will be free of statutory and contractual preemptive rights and will not be issued in violation of any rights of first refusal or similar rights to purchase any Shares which have not been waived; the certificates for the Shares conform to the requirements of the Delaware General Corporation Law, the Company's restated certificate of incorporation and by-laws as in effect on the date of the opinion and the rules and regulations of the American Stock Exchange and the holders of the Shares, after making payment therefor as contemplated hereby and absent conduct on the part of the holder that would make the failure to impose liability on such holder inequitable under Delaware law, will not be subject to personal liability by reason of being such holders;

                  (ix) the capital stock of the Company, including the Shares, conforms as to legal matters in all material respects to the description thereof set forth under the caption "Description of Capital Stock" in the Registration Statement and Prospectus;

                  (x) the Registration Statement and the Prospectus (other than
            (a) the financial statements and related schedules contained therein or omitted therefrom, including the notes thereto and the auditors' reports thereon, (b) the other financial and statistical data contained therein or omitted therefrom and (c) the exhibits thereto, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act;

                  (xi) the Registration Statement has become effective under the
            Act and, to such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act;

                  (xii) no approval, authorization, consent or order of or
            filing with any Federal, state or local governmental or regulatory commission, board, body, authority or agency is legally required to be obtained by the Company in connection with the issuance and sale of the Shares to be sold by the Company as contemplated hereby other than registration of such Shares under the Act (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which such Shares are being offered by the Underwriters);

                  (xiii) the execution, delivery and performance of this
            Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would constitute a breach of or default under), (a) any provisions of the charter or by-laws of the Company or any of the Subsidiaries or (b) any provision of any license, indenture, lease, mortgage, deed of trust, loan, credit agreement or other agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties are bound or affected, or
            (c) any law, regulation or rule or any decree, judgment or order known to such counsel to be applicable to the Company or any of the Subsidiaries;

                  (xiv) to such counsel's knowledge, neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both, would constitute a breach of, or default under), (a) any license, indenture, lease, mortgage, deed of trust, loan, credit agreement or any other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties are bound or affected, or (b) any law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries, which breach or default would, singly or in the aggregate, have a Material Adverse Effect;

                  (xv) to such counsel's knowledge, there are no contracts,
            licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement which have not been so filed;

                  (xvi) to such counsel's knowledge, there are no actions, suits or proceedings pending or threatened against the Company or any of the Subsidiaries or any of their respective properties, at law or in equity or before or by any commission, board, body, authority or agency which are required to be described in the Prospectus but are not so described; and

                  (xvii) to such counsel's knowledge, no person has the right, contractual or otherwise, to cause the Company to register pursuant to the Act any shares of capital stock or other securities of the Company upon the issue and sale of the Shares to the Underwriters hereunder (except pursuant to registration rights which have been waived and except with respect to Shares registered under the Registration Statement).

            In addition, such counsel shall state that in connection with the preparation of the Registration Statement and the Prospectus, such counsel has participated in various discussions and meetings with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs (vii) and (ix) above), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company) nothing has come to the attention of such counsel that causes it to believe that the Registration Statement (other the than (i) financial statements and related schedules contained therein or omitted therefrom (including the notes to the financial statements and auditors' reports on the financial statements), (ii) the other financial and statistical information contained therein or omitted therefrom and (iii) the exhibits thereto, as to which such counsel need not express an opinion) at the time such Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements and related schedules contained therein or omitted therefrom (including the notes to the financial statements and the auditors' reports on the financial statements) and (ii) the other financial or statistical information contained therein or omitted therefrom, as to which such counsel need not express an opinion) at the date of such Prospectus, and as of the time of purchase or additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            In rendering their opinion, Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. may limit their opinion to the Delaware General Corporation Law, the general contract law of the State of New York, the laws of the United States of America and the laws of the State of Texas, in each case as in effect on the date of such opinion, and may rely as to factual matters on certificates of public officials and officers of the Company or the Subsidiaries, provided that copies of such certificates are provided to you.

            (b) The Selling Stockholders shall furnish to you at the time of purchase or the additional time of purchase, as the case may be, (i) an
      opinion of             , in the case of Concord Partners II, L.P. and
      Concord Partners Japan Limited ("Concord"), counsel for Concord, (ii) an
      opinion of         , in the case of Internationale Nederlanden (U.S.)
      Capital Corportion ("ING Capital"), counsel for ING Capital, (iii) an
      opinion of,           in the case of Charterhouse Equity Partners II, L.P.
      ("Charterhouse"), counsel for Charterhouse, and (iv) an opinion of
                   , in the case of Brown University, counsel for Brown University, in each case addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters, and in form and substance satisfactory to Cahill Gordon & Reindel, counsel for the Underwriters, stating that:

                  (i) this Agreement, the Custody Agreement and a Lock-Up
            Agreement have been duly executed and delivered by or on behalf of such Selling Stockholder and each of the Custody Agreement and the Lock-Up Agreement is a legal, valid and binding agreement of such Selling Stockholder;

                  (ii) the Power-of-Attorney has been duly executed and
            delivered by such Selling Stockholder and is the legal, valid and binding agreement of such Selling Stockholder;

                  (iii) such Selling Stockholder has full legal right and power, and has obtained any authorization or approval required by law (other than those imposed by the Act and the securities or blue sky laws of certain jurisdictions), to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided in this Agreement;

                  (iv) delivery of certificates for the Shares by such Selling
            Stockholder pursuant hereto will pass valid and marketable title thereto to the Underwriters, free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title;

                  (v) each of the Representatives of the Selling Stockholder has been duly authorized by such Selling Stockholder to execute and deliver on behalf of such Selling Stockholder this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to deliver the Shares to be sold by such Selling Stockholder; and

                  (vi) to the best of such counsel's knowledge, the statements in the Prospectus under the caption "Principal and Selling Stockholders" insofar as such statements constitute a summary of the matters referred to therein present fairly the information called for with respect to such matters.

            (c) You shall have received from Arthur Andersen LLP, letters dated, respectively, the date of this Agreement and the time of purchase and additional time of purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by the Managing Underwriters.

            (d) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the favorable opinion of Cahill Gordon & Reindel, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance satisfactory to you.

            (e) No amendment or supplement to the Registration Statement or Prospectus shall be filed prior to the time of purchase or the additional time of purchase to which you object in writing.

            (f) The Registration Statement shall have become effective at or before 5:00 P.M., New York City time, on the date of this Agreement, or if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) under the Act at or before 5:00 P.M., New York City time, on the date of this Agreement, unless a later time, but not later than 5:00 p.m., New York City time, on the second full business day after the date of this Agreement, shall have been agreed to by you and the Company; PROVIDED, HOWEVER, that the Company and you or any group of Underwriters, including you, who have agreed hereunder to purchase in the aggregate at least 50% of the Firm Shares may from time to time agree on a later time for the effectiveness of the Registration Statement.

            (g) Prior to the time of purchase or the additional time of purchase, as the case may be: (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act;
      (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and
      (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

            (h) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) no material and unfavorable change or any development involving a prospective material unfavorable change in or affecting the business, properties, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole shall occur or become known, (ii) no transaction which is material and unfavorable to the Company and its Subsidiaries, taken as a whole shall have been entered into by the Company or any of its Subsidiaries and (iii) there has not been any obligation, contingent or otherwise, directly or indirectly, incurred by the Company or any of its Subsidiaries which is material to the Company and its Subsidiaries, taken as a whole.

            (i) The Company will, at the time of purchase or the additional time of purchase, as the case may be, deliver to you a certificate of two of its executive officers to the effect that the representations and warranties of the Company as set forth in this Agreement and the conditions set forth in paragraphs (g) and (h) of this Section 8 have been met and that they are true and correct as of each such date.

            (j) The signed Lock-Up Agreements shall remain in full force and effect.

            (k) The Shares shall have been listed on the American Stock Exchange, subject only to notice of issuance, at or prior to the time of purchase.

            (l) The Selling Stockholders will at the time of purchase or the additional time of purchase, as the case may be, deliver to you a certificate to the effect that the representations and the warranties of the Selling Stockholders as set forth in this Agreement are true and correct as of each such date.

            (m) The Company and the Selling Stockholders shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and the additional time of purchase, as the case may be, as you may reasonably request.

            (n) The Company and the Selling Stockholders shall have performed such of their respective obligations under this Agreement as are to be performed by the terms hereof at or before the time of purchase and at or before the additional time of purchase, as the case may be.

            9. EFFECTIVE DATE OF AGREEMENT; TERMINATION. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or
(ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

            The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of you or any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if, at any time prior to the time of purchase or, with respect to the purchase of any Additional Shares, the additional time of purchase, as the case may be, trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment or in the judgment of such group of Underwriters, make it impracticable to market the Shares.

            If you or any group of Underwriters elects to terminate this Agreement as provided in this Section 9, the Company, the Representatives of the Selling Stockholders and each other Underwriter shall be notified promptly by letter or telegram.

            If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company or the Selling Stockholders, as the case may be, shall be unable to comply with any of the terms of this Agreement, the Company or the Selling Stockholders, as the case may be, shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 6(a), 7 and 11 hereof), and the Underwriters shall be under no obligation or liability to the Company and the Selling Stockholders under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.

            10. INCREASE IN UNDERWRITERS' COMMITMENTS. If any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate principal amount of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

            Without relieving any defaulting Underwriter from its obligations hereunder, the Company and the Selling Stockholders agree with the non-defaulting Underwriters that they will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

            If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

            The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 10 with like effect as if such substituted Underwriter had originally been named in Schedule A.

            11. INDEMNITY BY THE COMPANY, THE SELLING STOCKHOLDERS AND THE UNDERWRITERS.

            (a) The Company and the Selling Stockholders, individually and not jointly, agree to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such controlling person may incur under the Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 11 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by any Underwriter through you to the Company expressly for use with reference to such Underwriter in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in either such Registration Statement or Prospectus or necessary to make such information not misleading; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection (a) with respect to any Preliminary Prospectus or amended Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, expense, liability or claim purchased the Shares which are the subject thereof if the Prospectus corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person; PROVIDED, FURTHER, that no Selling Stockholder shall be responsible for losses, expenses, liability or claims arising out of or based upon such untrue statement or omission or allegation thereof based upon information other than information provided in writing by such Selling Stockholder expressly for use in the Registration Statement.

            If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company or any Selling Stockholder pursuant to the foregoing paragraph, such Underwriter shall promptly notify the Company and the Representatives of the Selling Stockholders in writing of the institution of such action and the Company or such Selling Stockholder, as the case may be, shall assume the defense of such action, including the employment of counsel and payment of expenses. Such Underwriter or such controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such controlling person unless the employment of such counsel shall have been authorized in writing by the Company or such Selling Stockholder in connection with the defense of such action or the Company or such Selling Stockholder shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company or such Selling Stockholder (in which case the Company or such Selling Stockholder shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company or such Selling Stockholder, as the case may be, and paid as incurred (it being understood, however, that the Company or such Selling Stockholder shall not be liable for the expenses of more than one separate counsel in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action which firm shall be designated in writing by SBCWDR). Anything in this paragraph to the contrary notwithstanding, neither the Company nor such Selling Stockholder shall be liable for any settlement of any such claim or action effected without its written consent.

            (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, the Selling Stockholders, their respective directors and officers, and any person who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, any Selling Stockholder or any such person may incur under the Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in the Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in either such Registration Statement or Prospectus or necessary to make such information not misleading.

            If any action is brought against the Company, any Selling Stockholder or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, such Selling Stockholder or such person shall promptly notify such Underwriter in writing of the institution of such action and such Underwriter shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company, such Selling Stockholder or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, such Selling Stockholder or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such action or such Underwriter shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of such Underwriter.

            (c) If the indemnification provided for in this Section 11 is unavailable to an indemnified party under subsections (a) and (b) of this
Section 11 in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims
(i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, by the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, expenses, liabilities and claims referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action. Notwithstanding anything to the contrary contained in this Section 11(c), in no event shall any Selling Stockholder be required to pay an aggregate amount of contribution or other payments in respect of losses, expenses, liabilities or claims under this
Section 11(c) which would be greater than the aggregate amount such Selling Stockholder would have been required to pay under Section 11(a) in respect of such losses, expenses, liabilities or claims if such indemnification were available.

            (d) The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter's obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

            (e) The indemnity and contribution agreements contained in this
Section 11 and the covenants, warranties and representations of the Company and the Selling Stockholders contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers, the Selling Stockholders or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, such Selling Stockholder and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

            (f) The Company acknowledges for all purposes under this Agreement (including this Section 11 and Section 3(a) hereof) that the statements set forth in the last paragraph on the cover page of the Prospectus, the last paragraph on the inside front cover page of the Prospectus and the fourth and twelfth paragraphs under the caption "Underwriting" in the Prospectus constitute the only written information furnished to the Company by or on behalf of the Underwriters through you or your counsel expressly for use in the Registration Statement, any Preliminary Prospectus, or the Prospectus (or any amendment or supplement to any of them) and that no Underwriter shall be deemed to have provided any information (and therefore are not responsible for any statements or omissions) pertaining to any arrangement or agreement with respect to any party other than such Underwriter.

            (g) Notwithstanding any other provision of this Section 11, none of the Selling Stockholders shall be liable for indemnification or contribution payments or any other payments under this Section 11 in an aggregate amount exceeding the proceeds received by such Selling Stockholder from the sale of Shares hereunder.

            12. NOTICES. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to SBC Warburg Dillon Read Inc., 535 Madison Avenue, New York, New York 10022,
Attention: Syndicate Department, if to the Company or to any of the Selling Stockholders, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 4801 Woodway, Suite 100E, Houston, Texas 77056, Attention: Chief Executive Officer.

            13. CONSTRUCTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

            14. PARTIES AT INTEREST. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Selling Stockholders and the controlling persons, directors and officers referred to in
Section 11 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters who shall not be deemed a successor or assign by reason of such purchase) shall acquire or have any right under or by virtue of this Agreement.

            15. ACTION ON BEHALF OF MANAGING UNDERWRITERS. Any action required or permitted to be taken by the Managing Underwriters under this Agreement may be taken by them jointly or by SBCWDR.

            16. COUNTERPARTS. This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties.

            If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholders and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Selling Stockholders and the Underwriters, severally.

                               Very truly yours,

                               CORNELL CORRECTIONS, INC.

                               By:__________________________
                                  Name:
                                  Title:

                               The Selling Stockholders listed on Schedules
                               B and C hereto

                               By:__________________________
                                  Name:
                                  Attorney-in-Fact

Accepted and agreed to as of the
date first above written, on
behalf of themselves and the other
several Underwriters named in
Schedule A

SBC WARBURG DILLON READ INC.
EQUITABLE SECURITIES CORPORATION
WASSERSTEIN PERELLA SECURITIES, INC.

By:  SBC WARBURG DILLON READ  INC.

By:   ________________________
      Name:
      Title:

                                 SCHEDULE A

                                                           NUMBER OF FIRM SHARES
UNDERWRITER
SBC Warburg Dillon Read Inc.............................
Equitable Securities Corporation .......................
Wasserstein Perella Securities, Inc. ...................


     Total..............................................            2,750,000
                                                                   -----------

                                 SCHEDULE B

                                                                NUMBER OF
FIRM SELLING STOCKHOLDERS                                      FIRM SHARES

Charterhouse Equity Partners II, L.P..................
Concord Partners II, L.P. ............................
Concord Partners Japan Limited .......................
The Brown University Third Century Fund...............
Internationale Nederlanden
  (U.S.) Capital Corporation..........................

Total ................................................          500,000
                                                                -------

                                 SCHEDULE C

                                                      MAXIMUM NUMBER OF
ADDITIONAL SELLING STOCKHOLDERS                       ADDITIONAL SHARES

Charterhouse Equity Partners
  II, L.P.....................................
[Concord Entities]............................

Total.........................................           412,500
                                                         -------

                                 SCHEDULE D

                          DESIGNATED SUBSIDIARIES1

                                       STATE OF             STATES IN WHICH
NAME OF DESIGNATED SUBSIDIARY       INCORPORATION      QUALIFIED TO DO BUSINESS
-----------------------------       -------------      ------------------------
Cornell Corrections, Inc.           Delaware           Texas, California,
                                                         Pennsylvania
Cornell Corrections
  Management, Inc.                  Delaware           Texas, Colorado
Cornell Corrections of
  Texas, Inc.                       Delaware           Texas
Cornell Corrections of
  California, Inc.                  California         Utah, North Carolina
Cornell Corrections
  of Rhode Island, Inc.             Delaware           Rhode Island, Texas
Abraxas Group, Inc.                 Delaware           District of Columbia,
                                                       Ohio, Pennsylvania

--------
1     To be updated for other material subsidiaries.